Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-212709, 333-266495 and 333-277296 on Form S-3 and Registration Statement Nos. 333-204785, 333-225714, 333-257118, and 333-275287, 333-287928, and 333-292561 on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of Evolent Health, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

February 24, 2026